COMCAST CORPORATION

                      1986 NON-QUALIFIED STOCK OPTION PLAN

             (As Amended and Restated, Effective December 10, 1986)

          1. Background. On March 26, 1986, the Board of Directors of Comcast Corporation (the "Company") adopted by resolution the 1986 Non-Qualified Stock Option Plan (the "Plan"), which action was approved by the stockholders of the Company on September 17, 1986. Subsequent to adoption of the Plan, the Company's Stock Option committee has granted options (the "Options") to certain employees and directors (the "Participants") of the Company and its Affiliates to acquire the Company's Class A Common Stock, par value $1.00 per share, and the Company's Class B Common Stock, par value $1.00 per share (together, except as otherwise provided in Section 12, the "Common Stock"). For purposes of the Plan, except as otherwise provided in Section 12, the term "Affiliate" shall mean a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Internal Revenue Code of 1986, as amended (the "Code").

          2. Administration. The Plan shall be administered by the Board of Directors of the Company (with respect to issues pertaining to non-employee directors of the Company) or a committee composed of three or more members designated by it (with respect to issues pertaining to employees) (the Board of Directors in its administrative capacity or said committee, if appointed, is referred to hereinafter as the "Committee"). The Committee shall hold meetings at such times and places as it may determine. No member of the Committee shall participate with respect to issues pertaining to him. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee, excluding for all purposes members ineligible to participate, shall be the valid acts of the Committee.

          The Committee shall from time to time at its discretion direct the Company to grant Options pursuant to the terms of the Plan. The Committee shall have plenary authority to determine the Participants to whom and the times at which Options shall be granted, the number of Option Shares (as defined in Section 4) to be granted and the price and other terms and conditions thereof, subject, however, to the express provisions of the Plan. In making such determinations the Committee may take into account the nature of the Participant's services and responsibilities, his present and potential contribution to the Company's success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provision of the Plan or of any Option granted under it shall be final, binding and conclusive. The Board or the Committee may amend the Plan from time to time in such manner as it may deem advisable.

          No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee relating to this Plan. Service on the Committee shall constitute service as a director of the Company so that a member of the

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Committee shall be entitled to indemnification and reimbursement as a director of the Company for any action or any failure to act in connection with service on the Committee to the full extent provided for at any time in the Company's Articles of Incorporation or By-Laws or in any insurance policy or other agreement intended for the benefit of the Company's directors.

          3. Eligibility. Directors of the Company and executive employees of the Company or an Affiliate (including any such employee who may also be a director of the Company or an Affiliate) (the "Participants") shall be eligible to receive Options hereunder. The Committee, in its sole discretion, shall determine whether an individual qualifies as a Participant. A Participant may receive more than one Option, but only on the terms and subject to the restrictions of the Plan.

          4. Option Shares. The aggregate maximum number of shares of the common Stock for which Options may be issued under the Plan is 2,531,250 shares of Class A Common Stock and 1,012,500 shares of Class B Common Stock, adjusted as provided in Section 8 (the "Option Shares"). Option Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If any outstanding Option granted under the Plan expires, lapses or is terminated for any reason, the Option Shares allocable to the unexercised portion of such Option may again be the subject of an Option granted pursuant to the Plan.

          5. Effective Date of Plan. The Plan is effective March 26, 1986, the date on which it was adopted by the Board of Directors of the Company. No Option may be granted under the Plan after June 24, 1987.

          6. Terms and Conditions of Options. Options granted pursuant to the Plan shall be evidenced by written documents (the "Option Documents") in such form as the Committee shall from time to time approve, which Option documents shall comply with and be subject to the following terms and conditions and such other terms and conditions which the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

               (a) Number of Option Shares. Each Option Document shall state the number and type of Option Shares to which it pertains. No member of the Board of Directors may receive Options under the Plan for more than 30% of the aggregate number of Option Shares reserved for issuance under the Plan (for this purpose, the shares of Class A Common Stock and Class B Common Stock shall be added together as if they were a single class).

               (b) Option Price. Each Option Document shall state the price at which Option Shares may be purchased (the "Option Price"), which shall be at least 100% of the fair market value of the Class A or Class B Common Stock, as the case may be, on the date the Option is granted as determined by the Committee.


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               (c) Medium of Payment. A Participant shall pay for the Option
Shares (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by a combination of the foregoing. In addition, the Committee may provide in an Option Document that payment may be made all or in part in Other Available Shares held by the Participant (unless otherwise provided in an Option Document), for more than six months or such shorter period of time as shall not, in the Committee's sole discretion, have an adverse effect on the Company's financial statements; provided, however, that Option Shares may not be paid for in shares of Common Stock or Class A Special Common Stock if such method of payment would result in liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, to a Participant. Except as otherwise provided by the Committee, if payment is made in whole or in part in shares of the Common Stock or Class A Special Common Stock of the Company, then the Participant shall deliver to the Company certificates registered in the name of such Participant representing shares of Common Stock or Class A Special Common Stock legally and beneficially owned by such Participant, free of all liens, claims and encumbrances of every kind and having a fair market value on the date of delivery of such notice that is not greater than the Option Price of the Option Shares with respect to which such Option is to be exercised, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates. Notwithstanding the foregoing, the Committee, in its sole discretion, may refuse to accept shares of Common Stock or Class A Special Common Stock in payment of the Option Price. In that event, any certificates representing shares of Common Stock or Class A Special Common Stock which were delivered to the Company shall be returned to the Participant with notice of the refusal of the Committee to accept such shares in payment of the Option Price. The Committee may impose such limitations and prohibitions on the use of shares of the Common Stock or Class A Special Common Stock to exercise an Option as it deems appropriate.

               (d) Termination of Options. No Option shall be exercisable after the first to occur of the following:

                    (i) Expiration of the Option Term specified in the Option Document, which shall not exceed ten (10) years and one day from the date of grant;

                    (ii) Expiration of three months from the date the Participant's employment with the Company or its Affiliates terminates for any reason other than disability (within the meaning of Section 22(e)(3) of the Code) or death, provided, however, that the Committee may specify in an Option Document that an Option may be exercisable during a longer period following the date the Participant's employment with the Company or its Affiliates so terminates, but in no event later than the expiration of the Option Term specified in such Option Document; or

                    (iii) Expiration of one year from the date the Participant's employment with the Company and its Affiliates terminates by reason of the Participant's disability (within the meaning of Section 22(e)(3) of the Code) or death.


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               (e) Transfers. No Option granted under the Plan may be
transferred except by will or by the laws of descent and distribution. During the lifetime of the Participant to whom an Option is granted, such Option may be exercised only by him.

               (f) Other Provisions. The Option Documents shall contain such other provisions, including, without limitation, additional restrictions upon or conditions precedent to the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable. The Committee shall have the right, subject to the consent of the Participant, to amend Option Documents which have been issued to such Participant.

          7. Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price of the Option Shares to be purchased. Each such notice shall specify the number of Option Shares to be purchased and shall (unless the Option Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933 (the "Act")), contain the Participant's acknowledgment in form and substance satisfactory to the Company that (a) such Option Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act) and (b) the Participant has been advised and understands that (i) the Option Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Option Shares under the Act or to take any action which would make available to the Participant any exemption from such registration.

          8. Adjustments on Changes in Common Stock. The aggregate number of shares of Common Stock as to which Options may be granted hereunder, the number of Option Shares covered by each outstanding Option and the Option Price per Option Share shall be appropriately adjusted in the event of a stock dividend, stock split or other increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of the Common Stock or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section and any such determination by the Committee shall be final, binding and conclusive.

          9. Continued Employment. The grant of an Option pursuant to the Plan shall not constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliates to continue to employ a Participant.


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          10. Withholding of Taxes.

               (a) Whenever the Company proposes or is required to deliver or transfer Option Shares in connection with the exercise of an Option, the Company shall have the right to (i) require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Option Shares or (ii) take any action whatever that it deems necessary to protect its interests with respect to tax liabilities. The Company's obligation to make any delivery or transfer of Option Shares shall be conditioned on the recipient's compliance, to the Company's satisfaction, with any withholding requirement.

               (b) Except as otherwise provided in this Section 10(b), any tax liabilities incurred in connection with the exercise of an Option under the Plan shall be satisfied by the Company's withholding a portion of the Option Shares underlying the Option exercised having a fair market value approximately equal to the minimum amount of taxes required to be withheld by the Company under applicable law, unless otherwise determined by the Committee with respect to any participant. Notwithstanding the foregoing, the Committee may permit a Participant to elect one or both of the following: (i) to have taxes withheld in excess of the minimum amount required to be withheld by the Company under applicable law; provided that the Participant certifies in writing to the Company that the Participant owns a number of Other Available Shares that is at least equal to the number to be withheld by the Company for the then-current exercise on account of withheld taxes in excess of such minimum amount, and (ii) to pay to the Company in cash all or a portion of the taxes to be withheld upon the exercise of an Option. In all cases, the Option Shares so withheld by the Company shall have a fair market value that does not exceed the amount of taxes to be withheld minus the cash payment, if any, made by the Participant. The fair market value of such shares shall be determined based on the last reported sale price of a share of Common Stock on the principal exchange on which the Common Stock is listed or, if not so listed, on the Nasdaq Stock Market on the last trading day prior to the date on which the Option is exercised. Any election pursuant to this Section 10(b) must be in writing made prior to the date specified by the Committee, and in any event prior to the date the amount of tax to be withheld or paid is determined. In addition, with respect to persons subject to reporting requirements under Section 16(a) of the 1934 Act, such election must be made at least six months prior to the date the amount of tax to be withheld or paid is determined (which election will remain in effect with regard to the exercise of an Option and all future exercises of Options unless revoked upon six months prior notice). An election pursuant to this Section 10(b) may be made only by a Participant or, in the event of the Participant's death, by the Participant's legal representative. No shares withheld pursuant to this Section 10(b) shall be available for subsequent grants under the Plan. The Committee may add such other requirements and limitations regarding elections pursuant to this Section 10(b) as it deems appropriate.


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          11. Terminating Events.

               (a) The Sponsor shall give Participants at least thirty (30) days' notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event. Upon receipt of such notice, and for a period of ten (10) days thereafter (or such shorter period as the Board shall reasonably determine and so notify the Participants), each Participant shall be permitted to exercise the Option to the extent the Option are then exercisable; provided that, the Sponsor may, by similar notice, require the Participant to exercise the Option, to the extent the Option is then exercisable, or to forfeit the Option (or portion thereof, as applicable). The Committee may, in its discretion, provide that upon the Participant's receipt of the notice of a Terminating Event under this Section 11(a), the entire number of Shares covered by Options shall become immediately exercisable. Upon the close of the period described in this Section 11(a) during which an Option may be exercised in connection with a Terminating Event, such Option (including such portion thereof that is not exercisable) shall terminate to the extent that such Option have not theretofore been exercised.

               (b) Notwithstanding Section 11(a), in the event the Terminating Event is not consummated, the Option shall be deemed not to have been exercised and shall be exercisable thereafter to the extent it would have been exercisable if no such notice had been given.

          12. Additional Definitions.

               (a) "Affiliate." For purposes of this Section 12, "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term "control," including its correlative terms "controlled by" and "under common control with," mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

               (b) "Board" means the board of directors of the Sponsor.

               (c) "Change of Control" means any transaction or series of transactions as a result of which any Person who was a Third Party immediately before such transaction or series of transactions owns then-outstanding securities of the Sponsor having more than 50 percent of the voting power for the election of directors of the Sponsor.

               (d) "Comcast Plan" means any restricted stock, stock bonus, stock option or other compensation plan, program or arrangement established or maintained by the Company or an Affiliate, including but not limited to this Plan, the Comcast Corporation 1996

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Stock Option Plan, the Comcast Corporation 1987 Stock Option Plan and the 1990
Restricted Stock Plan.

               (e) "Common Stock." For purposes of the definition of the term "Other Available Shares" in Section 12(f), "Common Stock" means:

                    (i) the Sponsor's Class A Common Stock, par value, $1.00 per share;

                    (ii) the Sponsor's Class B Common Stock, par value, $1.00 per share; and

                    (iii) the Sponsor's Class A Special Common Stock, par value, $1.00 per share

               (f) "Other Available Shares" means, as of any date, the excess, if any of:

                    (i) the total number of shares of Common Stock owned by a Participant; over

                    (ii)      the sum of:

                              (x) the number of shares of Common Stock owned by such Participant for less than six months; plus

                              (y) the number of shares of Common Stock owned by such Participant that has, within the preceding six months, been the subject of a withholding certification pursuant to Section 12(b) or any similar withholding certification under any other Comcast Plan; plus

                              (z) the number of shares of Common Stock owned by such Participant that has, within the preceding six months, been received in exchange for Shares surrendered as payment, in full or in part, of the exercise price for an option to purchase any securities of the Sponsor or an Affiliate under any Comcast Plan, but only to the extent of the number of Shares surrendered.


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For purposes of Section 6(c), the number of Other Available Shares shall be determined separately for the Company's Class A Special Common Stock, par value, $1.00 per share, the Company's Class A Common Stock, par value, $1.00 per share, and the Company's Class B Special Common Stock, par value, $1.00 per share.

          (g) "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.

          (h) "Roberts Family." Each of the following is a member of the Roberts
Family:

                    (i)       Ralph J. Roberts;

                    (ii)      a lineal descendant of Ralph J. Roberts; or

                    (iii) a trust established for the benefit of any of Ralph J. Roberts and/or a lineal descendant or descendants of Ralph J. Roberts.

          (i) "Sponsor" means Comcast Corporation, a Pennsylvania corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.

          (j) "Terminating Event" means any of the following events:

                    (i)       the liquidation of the Sponsor; or

                    (ii)      a Change of Control.


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          (k) "Third Party" means any Person other than a Company, together with such Person's Affiliates, provided that the term "Third Party" shall not include the Sponsor, an Affiliate of the Sponsor or any member or members of the Roberts Family.

                         Executed as of the 10th day of December, 1996


                                 COMCAST CORPORATION

                                 BY: /s/ Stanley Wang

                                 ATTEST: /s/ Arthur R. Block



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